Exhibit 21

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                   AGRIBRANDS INTERNATIONAL, INC. SUBSIDIARIES


                                                            Organized Under the
                        Name Of Subsidiaries                       Laws of
                        --------------------                -------------------
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AMERICAS

Agribrands do Brasil Ltda.                                         Brazil
Agribrands Purina Canada Inc.                                      Canada
Agribrands Purina Colombia S.A.                                    Colombia
Incubadora del Centro S.A.                                         Colombia
Industrias Purina Ltd.                                             Grand Cayman Island
Agribrands Purina de Guatemala, S.A.                               Guatemala
Auto-Cafes Purina S.A.                                             Guatemala
Agribrands Purina Mexico S.A. de C.V.                              Mexico
Alimentos Nutritivos, S.A. de C.V.                                 Mexico
Industrias Purina S.A. de C.V.                                     Mexico
Proveedora De Alimentos Ave-Pecuarios, S.A. de C.V.                Mexico
Arecer Inmobiliaria, S.A. de C.V.                                  Mexico
Latin American Agribusiness Development Corporation S.A.           Panama
Agribrands Purina Peru S.A.                                        Peru
Agribrands Purina Venezuela, C.A.                                  Venezuela
Granjas Geneticas Porcinas de Venezuela, C.A.                      Venezuela
Nutrimentos Lomgimar, C.A.                                         Venezuela

ASIA

Agribrands Purina (Fushun) Feedmill Co., Ltd.                      China
Agribrands Purina (Langfang) Feedmill Co., Ltd.                    China
Agribrands Purina Nanjing Feedmill Co., Ltd.                       China
Agribrands Purina (Yantai) Feedmill Co., Ltd.                      China
Agribrands Purina Korea, Inc.                                      Korea
Agribrands Philippines, Inc. *                                     Philippines
Agri Realty Company, Inc.                                          Philippines

EUROPE

Agribrands Europe France, S.A.                                     France
Cofanimo Sarl                                                      France
D.F.P. Entreprises S.A.                                            France
D.F.P. Nutraliance                                                 France
Sorelap, S.A.                                                      France
Le Moulin Rouge Ponard et CIE S.A.                                 France
Agribrands Europe Hungary Animal Feed And Trading Company Limited  Hungary
AGX TECH Licensing and Services Limited Liability Company          Hungary
Agribrands Europe Italia S.p.A.                                    Italy
Ralston Purina Trading Italia S.r.l.                               Italy
Purina Portugal-Alimentacao e Sanidade Animal Lda.                 Portugal
Agribrands Europe Espana S.A.                                      Spain
Tecnicas de Cogeneracion de Silla, S.L.                            Spain
Agribrands Purina Besin Maddeleri Sanayi Ve Ticaret A.S.           Turkey
Agri Holding, Inc.                                                 Delaware
AGX Services, Inc.                                                 Delaware

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